UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2013

Merica Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-178789	33-1222799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California, 9th Floor San Francisco, California		94108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 989-9900

10685-B Hazelhurst Dr. #13025
Houston, TX 77043
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2013, Daniel Hochster resigned from all of his positions with Merica Corp. (the “Company”), including as its Secretary and director.  Mr. Hochster did not resign due to any disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices.

On September 10, 2013, Douglas Cole was appointed to the Board of Directors of the Company and as the Company’s President, Chief Executive Officer and Chief Financial officer.  Mr. Cole, 58, has served as the Senior Vice President of Objective Equity LLC, a boutique investment bank, since 2006.  Mr. Cole was appointed to the Board of Directors because of his substantial entrepreneurial and investment experience.

On September 10, 2013, effective upon Mr. Cole’s appointment, Louis Aquino resigned from all of his positions with the Company, including as its President, Chief Executive Officer, Chief Financial Officer, Treasurer and director.  Mr. Aquino did not resign due to any disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 14, 2013

Merica Corp.

By:	/s/ Douglas Cole
Name: Douglas Cole
Title: Chief Executive Officer